As filed with the U.S. Securities and Exchange Commission on October 8, 2021
File No. 001-40791
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF
THE SECURITIES EXCHANGE ACT OF 1934

2seventy bio, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	86-3658454
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

60 Binney Street Cambridge, Massachusetts (Address of principal executive offices)	02142 (Zip Code)
(339) 499-9300
(Registrant's telephone number, including area code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on which each class is to be registered
Common Stock, par value $0.0001 per share	The Nasdaq Stock Market LLC
Securities to be registered pursuant to Section 12(g) of the Act: None
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐ Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

2seventy bio, Inc.
INFORMATION REQUIRED IN REGISTRATION STATEMENT
CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT
AND ITEMS OF FORM 10
Certain information required to be included in this Form 10 is incorporated by reference to specifically identified portions of the body of the information statement filed with this Form 10 as Exhibit 99.1. None of the information contained in the information statement shall be incorporated by reference in this Form 10 or deemed to be a part of this Form 10 unless such information is specifically incorporated by reference.
Item 1.Business.
The information required by this item is contained under the sections of the information statement entitled “Information Statement Summary,“ “Risk Factors,” “Cautionary Statement Concerning Forward-Looking Statements,” “Unaudited Pro Forma Combined Financial Statements,” “Management's Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” “Certain Relationships and Related Person Transactions,” “Where You Can Find More Information” and “Index to Combined Financial Statements” and the financial statements referenced in the information statement. Those sections are incorporated herein by reference.
Item 1A. Risk Factors.
The information required by this item is contained under the section of the information statement entitled “Risk Factors.” That section is incorporated herein by reference.
Item 2.Financial Information.
The information required by this item is contained under the sections of the information statement entitled “Summary Historical and Unaudited Pro Forma Combined Financial Information,” “Unaudited Pro Forma Combined Financial Statements,” “Capitalization” and “Management's Discussion and Analysis of Financial Condition and Results of Operations.” Those sections are incorporated herein by reference.
Item 3.Properties.
The information required by this item is contained under the section of the information statement entitled “Business—Facilities.” That section is incorporated herein by reference.
Item 4.Security Ownership of Certain Beneficial Owners and Management.
The information required by this item is contained under the section of the information statement entitled “Security Ownership by Certain Beneficial Owners and Management.” That section is incorporated herein by reference.
Item 5.Directors and Executive Officers.
The information required by this item is contained under the section of the information statement entitled “Management.” That section is incorporated herein by reference.
Item 6.Executive Compensation.
The information required by this item is contained under the section of the information statement entitled “Executive Compensation.” That section is incorporated herein by reference.

Item 7.Certain Relationships and Related Transactions, and Director Independence.
The information required by this item is contained under the sections of the information statement entitled “Management,” “Executive Compensation” and “Certain Relationships and Related Person Transactions.” Those sections are incorporated herein by reference.
Item 8.Legal Proceedings.
The information required by this item is contained under the section of the information statement entitled “Business.” That section is incorporated herein by reference.
Item 9.Market Price of, and Dividends on, the Registrant's Common Equity and Related Stockholder Matters.
The information required by this item is contained under the sections of the information statement entitled “Risk Factors,” “Dividend Policy,” “Capitalization,” “The Separation and Distribution” and “Description of 2seventy bio's Capital Stock.” Those sections are incorporated herein by reference.
Item 10.Recent Sales of Unregistered Securities.
The information required by this item is contained under the section of the information statement entitled “Description of 2seventy bio's Capital Stock—Sale of Unregistered Securities.” That section is incorporated herein by reference.
Item 11.Description of Registrant's Securities to be Registered.
The information required by this item is contained under the sections of the information statement entitled “Risk Factors,” “Dividend Policy,” “Capitalization,” “The Separation and Distribution” and “Description of 2seventy bio's Capital Stock.” Those sections are incorporated herein by reference.
Item 12.Indemnification of Directors and Officers.
The information required by this item is contained under the section of the information statement entitled “Executive Compensation—Limitations on Liability and Indemnification Maters.” That section is incorporated herein by reference.
Item 13.Financial Statements and Supplementary Data.
The information required by this item is contained under the section of the information statement entitled “Index to Combined Financial Statements” and the financial statements referenced therein. That section is incorporated herein by reference.
Item 14.Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.
None.
Item 15.Financial Statements and Exhibits.
(a)Financial Statements
The information required by this item is contained under the section of the information statement entitled “Index to Combined Financial Statements” and the financial statements referenced therein. That section is incorporated herein by reference.

(b)Exhibits
The following documents are filed as exhibits hereto:

Exhibit Number	Exhibit Description
2.1	Form of Separation Agreement by and between bluebird bio, Inc. and 2seventy bio, Inc.
3.1	Form of Amended and Restated Certificate of Incorporation of 2seventy bio, Inc.
3.2	Form of Amended and Restated Bylaws of 2seventy bio, Inc.
4.1	Form of Pre-Funded Warrant
10.1	Form of Transition Services Agreement by and between bluebird bio, Inc. and 2seventy bio, Inc.
10.2	Form of Transition Services Agreement by and between 2seventy bio, Inc. and bluebird bio, Inc.
10.3	Form of Tax Matters Agreement by and between bluebird bio, Inc. and 2seventy bio, Inc.
10.4	Form of Employee Matters Agreement by and between bluebird bio, Inc. and 2seventy bio, Inc.
10.5	Form of Intellectual Property License Agreement by and between bluebird bio, Inc. and 2seventy bio, Inc.
10.6+**	Form of Indemnification Agreement between 2seventy bio, Inc. and individual directors
10.7+**	Form of Indemnification Agreement between 2seventy bio, Inc. and individual officers
10.8+	Form of 2seventy bio, Inc. 2021 Employee Stock Purchase Plan
10.9+	Form of 2seventy bio, Inc. 2021 Stock Option and Incentive Plan and forms of award agreement thereunder
10.10+	Form of Senior Executive Cash Incentive Bonus Plan
10.11#**	Amended and Restated Master Collaboration Agreement by and between bluebird bio, Inc. and Celgene Corporation, dated June 3, 2015
10.12**	Amendment No. 1 to Amended and Restated Master Collaboration Agreement by and between bluebird bio, Inc. and Celgene Corporation, dated February 17, 2016
10.13**	Amendment No. 2 to Amended and Restated Master Collaboration Agreement by and between bluebird bio, Inc. and Celgene Corporation, dated September 28, 2017
10.14#**	Amended and Restated License Agreement by and between bluebird bio, Inc. and Celgene Corporation, dated February 16, 2016
10.15#**	Second Amended and Restated License Agreement by and between bluebird bio, Inc. and Celgene Corporation and Celgene European Investment Company LLC, dated May 8, 2020
10.16#**	Amended and Restated Co-Development, Co-Promote and Profit Share Agreement by and between bluebird bio, Inc. and Celgene Corporation and Celgene European Investment Company LLC, dated March 26, 2018
10.17#**
First Amendment to Amended and Restated Co-Development, Co-Promote and Profit Share Agreement by and between bluebird bio, Inc. and Celgene Corporation and Celgene European Investment Company LLC, dated May 8, 2020

10.18+	Form of Executive Employment Agreement between 2seventy bio, Inc. and Nick Leschly
10.19+	Form of Executive Employment Agreement between 2seventy bio, Inc. and William Baird
10.20+	Form of Executive Employment Agreement between 2seventy bio, Inc. and Philip Gregory
10.21#
Form of Assumption Agreement by and between 2seventy bio, Inc. and bluebird bio, Inc. with respect to Securities Purchase Agreement, dated September 7, 2021, by and among bluebird bio, Inc. and the institutional investors named therein, and Registration Rights Agreement, dated September 7, 2021, by and among bluebird bio, Inc. and the persons listed on the attached Schedule A thereto

10.22#	Lease, dated September 21, 2015, by and between bluebird bio, Inc. and ARE-MA Region No. 40 LLC
10.23	First Amendment to Lease, dated June 21, 2016, by and between bluebird bio, Inc. and ARE-MA Region No. 40 LLC
10.24	Second Amendment to Lease, dated November 14, 2016, by and between bluebird bio, Inc. and ARE-MA Region No. 40 LLC
99.1	Information Statement of 2seventy bio, Inc., preliminary and subject to completion, dated October 8, 2021
_______________
**Previously filed.
+Management contract or compensatory plan or arrangement.
# Portions of this exhibit (indicated by asterisks) have been omitted in accordance with the rules of the SEC.

SIGNATURES
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

2seventy bio, Inc.

By:	/s/ Nick Leschly
Name: Nick Leschly
Title: Chief Executive Officer
Date:  October 8, 2021